UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2009 (February 23, 2009)

Cardtronics, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-33864	76-0681190
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Briarpark Drive, Suite 400 Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 308-4000

3110 Hayes Road, Suite 300 Houston, TX 77082
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 23, 2009, Cardtronics, Inc. entered into an amendment to its Third Amended and Restated First Lien Credit Agreement, which was originally entered into on May 17, 2005 (the “Credit Agreement”). The amendment, which represents the ninth amendment to the Credit Agreement, authorizes the repurchase of common stock by the Company in an amount not to exceed $10.0 million. Additionally, the amendment increases the amount of aggregate Investments that the Company may make into non wholly-owned Subsidiaries from $10.0 million to $20.0 million and correspondingly increases the aggregate amount of Investments that the Company may make into Subsidiaries that are not Loan Parties from $25.0 million to $35.0 million. The amendment also increases the permitted maximum amount outstanding for Letters of Credit issued under the Credit Agreement from $10.0 million to $15.0 million. Lastly, the amendment modifies the amount of permitted Capital Expenditures that may be incurred on a rolling 12-month basis as measured on a quarterly basis, as reflected in the table set forth in Section 1(e) of the amendment.

A copy of the amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On February 24, 2009, Cardtronics, Inc. issued a press release announcing that its Board of Directors had approved the repurchase of up to an aggregate of $10.0 million in shares of its common stock. The share repurchase program will expire on March 31, 2010, unless extended or terminated earlier by the Board of Directors. The repurchase program will be conducted in accordance with Rule 10b-18 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder as well as the rules and regulations promulgated by NASDAQ Stock Market LLC. The shares will be repurchased from time to time in open market transactions or privately negotiated transactions at the Company’s discretion. The timing and extent of any purchases will depend on a variety of factors, such as market price, overall market and economic conditions, the level of cash generated from operations, alternative investment opportunities, and regulatory considerations. The Company plans to fund repurchases made under this program from available cash balances and cash generated from operations.

A copy of the press release has been attached hereto as Exhibit 99.1 and is incorporated herein by reference. This information is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any Securities Act registration statements.

Item 9.01 Financial Statements and Exhibits

(d)      Exhibits.

10.1	Amendment No. 9 to Credit Agreement, dated as of February 23, 2009

99.1	Press release dated February 24, 2009

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardtronics, Inc.
(Registrant)

February 24, 2009	/s/ J. CHRIS BREWSTER

(Date)	J. Chris Brewster
Chief Financial Officer

EXHIBIT INDEX

10.1	Amendment No. 9 to Credit Agreement, dated as of February 23, 2009

99.1	Press release dated February 24, 2009